As filed with the Securities and Exchange Commission on June 27, 2005

Registration No. 333-117498

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON COMMUNICATIONS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-3026859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Middlesex Turnpike, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

1998 STOCK INCENTIVE PLAN

(Full Title of the Plan)

E.Y. Snowden

Boston Communications Group, Inc.

55 Middlesex Turnpike

Bedford, Massachusetts 01730

(Name and Address of Agent for Service)

(781) 904-5000

(Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF COMMON STOCK

On June 25, 1998, Boston Communications Group, Inc. (the “Company”) filed a Registration Statement on Form S-8, Registration No. 333-117498 (the “Registration Statement”), for the sale of 600,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) under the Company’s 1998 Stock Incentive Plan (the “Plan”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister 14,200 unsold shares of common stock under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 27th day of June, 2005.

BOSTON COMMUNICATIONS GROUP, INC.

By:	/s/ E.Y. Snowden
E.Y. Snowden
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ E.Y. Snowden	President, Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2005
E.Y. Snowden

/s/ Karen A. Walker	Vice President – Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2005
Karen A. Walker

*	Chief Operating Officer Director	June 27, 2005
Frederick E. von Mering

*	Chairman of the Board
Paul J. Tobin

*	Vice Chairman of the Board	June 27, 2005
Brian E. Boyle

*	Director	June 27, 2005
James A. Dwyer, Jr.

*	Director	June 27, 2005
Daniel Somers

*	Director	June 27, 2005
Gerald McGowan

*	Director	June 27, 2005
Paul R. Gudonis

*	Director	June 27, 2005
Gerald Segel

* By:	/s/ Alan J. Bouffard
Alan J. Bouffard Attorney-in-fact